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                                   Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-18114 and 33-52861) pertaining to the stock option plans of Grossman's Inc. of our report dated March 21, 1997 with respect to the consolidated financial statements and schedule of Grossman's Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                              ERNST & YOUNG LLP


Boston, Massachusetts
March 21, 1997